UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2020

VERSO CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8540 Gander Creek Drive Miamisburg, Ohio 45342
(Address of principal executive offices, including zip code)

(877) 855-7243

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VRS	New York Stock Exchange
Rights to Purchase Series A Junior Participating Preferred Stock, par value $0.01 per share	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by Verso Corporation (“Verso”) on December 23, 2019, Verso will hold its Annual Meeting on January 31, 2020. As expected by Verso, on January 7, 2020, Verso received a letter from NYSE Regulation indicating that the New York Stock Exchange (the “NYSE”) had concluded that Verso failed to hold an annual meeting for the fiscal year ended December 31, 2019 (the “Annual Meeting”) by December 31, 2019, as required by Section 302 of the NYSE Listed Company Manual (“Section 302”).

Verso will regain compliance with Section 302 by holding its Annual Meeting on January 31, 2020.

The NYSE Regulation also notified Verso that, on January 8, 2020, Verso was added to the list of noncompliant issuers on the NYSE website, and a below compliance (“.BC”) indicator was added to Verso’s ticker symbol.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verso Corporation

Date: January 10, 2020	By:	/s/ Allen J. Campbell
Allen J. Campbell
Senior Vice President and Chief Financial Officer